PROSPECTUS and                  PRICING SUPPLEMENT NO. 10
PROSPECTUS SUPPLEMENT, each     effective at 10:00 AM EST
Dated July 10, 2001             Dated 6 November 2001
CUSIP: 24422ENU9                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $2,745,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              9 November 2001

Maturity Date:                    9 May 2003

Principal Amount:                 $250,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   1 Month

Spread:                           Plus 38 basis points

Initial Interest
Determination Date:               7 November 2001

Day Count Convention:             Actual/360

Interest Reset Dates:             Monthly on the 9th
                                  (or next Business Day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Monthly on the 9th
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             Banc of America Securities LLC,
                                  Has purchased the Senior Notes
                                  As Principal at a price of
                                  99.97% of the aggregate
                                  principal amount of the
                                  Senior Notes.

Banc of America Securities LLC